Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13G. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: June 7, 2024

WESTCAP MANAGEMENT, LLC

By:	/s/ Laurence A. Tosi
Name: Laurence A. Tosi
Title: Managing Member

WESTCAP STRATEGIC OPERATOR FUND GP, LIMITED

By: WestCap II GP, LLC, its general partner

By:	/s/ Laurence A. Tosi
Name: Laurence A. Tosi
Title: Managing Partner

WESTCAP INVESTMENT PARTNERS, LLC

By: WestCap Management, LLC, its managing member

By:	/s/ Laurence A. Tosi
Name: Laurence A. Tosi
Title: Managing Member

WESTCAP SNDR, LLC

By: WestCap Management, LLC, its managing member

By:	/s/ Laurence A. Tosi
Name: Laurence A. Tosi
Title: Managing Member

WESTCAP SONDER 2020-A, LLC

By: WestCap Strategic Operator Fund, L.P., its managing member
By: WestCap Strategic Operator Fund GP, Limited, its general partner

By:	/s/ Laurence A. Tosi
Name: Laurence A. Tosi
Title: Director

WESTCAP SONDER 2020-B, LLC

By: WestCap Management, LLC, its managing member

By:	/s/ Laurence A. Tosi
Name: Laurence A. Tosi
Title: Managing Member

SNDR STRATEGIC INVESTMENTS 2019, LLC

By: WestCap Management, LLC, its managing member

By:	/s/ Laurence A. Tosi
Name: Laurence A. Tosi
Title: Managing Member

WESTCAP SONDER CONVERT CO-INVEST 2021, LLC

By: WestCap Management, LLC, its managing member

By:	/s/ Laurence A. Tosi
Name: Laurence A. Tosi
Title: Managing Member

/s/ Laurence A. Tosi
LAURENCE A. TOSI